Exhibit 99.1

PART I

Item 1. Business

General

Belden Inc. (Belden, the Company, us, we, or our) is an innovative signal transmission solutions company built around five global business platforms – Broadcast Solutions, Enterprise Connectivity Solutions, Industrial Connectivity Solutions, Industrial IT Solutions, and Network Security Solutions. Each of the global business platforms represents a reportable segment. Financial information about our segments appears in Note 5 to the Consolidated Financial Statements.

Our comprehensive portfolio of signal transmission solutions provides industry leading secure and reliable transmission of data, sound, and video for mission critical applications. We sell our products to distributors, end-users, installers, and directly to original equipment manufacturers (OEMs). Belden Inc. is a Delaware corporation incorporated in 1988, but the Company’s roots date back to its founding by Joseph Belden in 1902.

As used herein, unless an operating segment is identified or the context otherwise requires, “Belden,” the “Company”, and “we” refer to Belden Inc. and its subsidiaries as a whole.

Strategy and Business Model

Our business model is designed to generate shareholder value:

•	Operational Excellence—The core of our business model is operational excellence and the execution of our Belden Business System. The Belden Business System has three areas of focus. First, we demonstrate a commitment to Lean enterprise initiatives, which improve not only the quality and efficiency of the manufacturing environment, but our business processes on a company-wide basis. Second, we utilize our Market Delivery System (MDS), a go-to-market model that provides the foundation for organic growth. We believe that organic growth, resulting from both market growth and share capture, is essential to our success. Finally, our Talent Management System supports the development of our associates at all levels, which preserves the culture necessary to operate our business consistently and sustainably.

•	Cash Generation—Our pursuit of operational excellence results in the generation of significant cash flow. We generated cash flows from operating activities of $236.4 million, $194.0 million, and $164.6 million in 2015, 2014, and 2013, respectively.

•	Portfolio Improvement—We utilize the cash flow generated by our business to fuel our continued transformation and generate shareholder value. We continuously improve our portfolio to ensure we provide the most complete, end-to-end solutions to our customers. Our portfolio is designed with balance across end markets and geographies to ensure we can meet our goals in most economic environments. We have a disciplined acquisition cultivation, execution, and integration system that allows us to invest in outstanding companies that strengthen our capabilities and enhance our ability to serve our customers.

Segments

We operate our business under the following segments:

	Percentage of Segment Revenues (1)
	2015	2014	2013
Broadcast Solutions	31.4%	32.6%	24.1%
Enterprise Connectivity Solutions	25.7%	27.0%	32.2%
Industrial Connectivity Solutions	25.6%	29.4%	32.7%
Industrial IT Solutions	10.3%	11.0%	11.0%
Network Security Solutions	7.0%	n/a	n/a

(1)	See Note 5 to the Consolidated Financial Statements for additional information regarding our segment measures.

Broadcast

The Broadcast Solutions (Broadcast) segment is a leading provider of production, distribution, and connectivity systems for television broadcast, cable, satellite, and IPTV industries. We target end-use customers in markets such as outside broadcast, sport venues, broadcast studios, and cable, broadband, satellite, and telecommunications service providers. Our products are used in a variety of applications, including live production signal management, program playout for broadcasters, monitoring for pay-TV operators, and broadband connectivity. Broadcast products and solutions include camera mounted fiber solutions, interfaces and routers, monitoring systems, in-home network systems, playout systems, outside plant connectivity products, and other cable and connectivity products.

Our hardware and software solutions for the broadcast infrastructure industry span the full breadth of television operations, including production, content management, playout, and delivery. Many of our broadcast infrastructure solutions are designed for live content creation, which is viewed as a growth opportunity for the segment. For the broadband distribution industry, we manufacture flexible, copper-clad coaxial cable and associated connector products for the high-speed transmission of data, sound, and video (broadband) that are used for the “drop” section of cable television (CATV) systems and satellite direct broadcast systems. Our connectivity solutions include several major product categories: coax connector products that allow for connections from the provider network to the subscribers’ devices; hardline connectors that allow service providers to distribute their services within a city, a town, or a neighborhood; entry devices that serve to manage and remove network signal noise that could impair performance for the subscriber; and traps and filtering devices that allow service providers to control the signals that are transmitted to the subscriber. Our portfolio of broadband distribution products is well positioned for growth opportunities as broadband consumption continues to increase both in developed and emerging markets.

Broadcast products are sold through a variety of channels, including: broadcast specialty distributors; audio systems installers; directly to the major television networks including ABC, CBS, Fox, and NBC; directly to broadband service providers, including Comcast, DirectTV, and Time Warner; directly to specialty system integrators; directly to OEMs; and other distributors.

Enterprise

The Enterprise Connectivity Solutions (Enterprise) segment provides network infrastructure solutions for enterprise customers. We serve customers in markets such as healthcare, education, financial, and government. Enterprise product lines include copper cable and connectivity solutions, fiber cable and connectivity solutions, and racks and enclosures. Our products are used in applications such as data centers, local area networks, access control, and building automation. Enterprise provides true end-to-end copper and fiber network systems to include cable, assemblies, interconnect panels, and enclosures. Our high-performance solutions support all networking protocols to include 100G+ Ethernet technologies. Enterprise products also include intelligent power, cooling, and airflow management for mission-critical data center operations. The Enterprise product portfolio is designed to support Internet Protocol convergence, the increased use of wireless communications, and cloud-based data centers by our customers. The Enterprise segment also manufactures a variety of multiconductor and coaxial cable and connector products, which distribute audio and video signals. We also provide specialized cables for security applications such as video surveillance systems, airport baggage screening, building access control, motion detection, public address systems, and advanced fire alarm systems.

Our systems are installed through a network of highly trained system integrators and are supplied through authorized distributors.

Industrial Connectivity

The Industrial Connectivity Solutions (Industrial Connectivity) segment is a leading provider of high performance networking components and machine connectivity products. Industrial Connectivity products include physical network and fieldbus infrastructure components and on-machine connectivity systems customized to end user and OEM needs. Products are designed to provide reliability and confidence of performance for a wide range of industrial automation applications. We target end-use customers in markets such as discrete automation, process automation, oil and gas, power generation, power transmission and distribution, and mobile automation. Our products are used in applications such as network and fieldbus infrastructure; sensor and actuator connectivity; power, control, and data transmission; and mobile machines. Industrial Connectivity products include solutions such as industrial and input/output (I/O) connectors, industrial cables, IP and networking cables, I/O modules, distribution boxes, ruggedized controls and sensors, customer specific wiring solutions, and load-moment indicator systems as well as controllers and sensors for the mobile crane market.

Our industrial cable products are used in discrete manufacturing and process operations involving the connection of computers, programmable controllers, robots, operator interfaces, motor drives, sensors, printers, and other devices. Many industrial environments, such as petrochemical and other harsh-environment operations, require cables with exterior armor or jacketing that can endure physical abuse and exposure to chemicals, extreme temperatures, and outside elements. Other applications require conductors, insulating, and jacketing materials that can withstand repeated flexing. In addition to cable product configurations for these applications, we supply heat-shrinkable tubing and wire management products to protect and organize wire and cable assemblies. Our industrial connector products are primarily used as sensor and actuator connections in factory automation supporting various fieldbus protocols as well as power connections in building automation. These products are used both as components of manufacturing equipment and in the installation and networking of such equipment.

Industrial Connectivity products are sold directly to industrial equipment OEMs and through a network of industrial distributors, value-added resellers, and system integrators.

Industrial IT

The Industrial IT Solutions (Industrial IT) segment provides mission-critical networking systems that provide the end-users with the highest confidence of reliability, availability, and security. We target end-use customers in markets such as discrete automation, process automation, energy, and transportation systems, and our products are used in such applications as network infrastructure, wireless, and security. Industrial IT products include security devices, Ethernet switches and related equipment, routers and gateways, network management software, and wireless systems. Our industrial Ethernet switches and related equipment can be both rail-mounted and rack-mounted, and are used for factory automation, power generation and distribution, process automation, and large-scale infrastructure projects such as bridges, wind farms, and airport runways. Rail-mounted switches are designed to withstand harsh conditions including electronic interference and mechanical stresses. The Industrial IT product portfolio supports the continued deployment of industrial Ethernet technology throughout industrial manufacturing processes.

Industrial IT products are sold directly to end-use customers, directly to OEMs, and through distributors.

Network Security Solutions

The Network Security Solutions (Network Security) segment provides advanced threat protection, security, and compliance solutions for mission-critical networks. Network Security delivers highly specialized and proven software and services to prevent, detect, and respond to critical business cyber-threats. We target end-use customers in markets such as utilities and energy, retail and consumer, healthcare, financial services and insurance, government, and media and telecommunications. Network Security products are based on high-fidelity asset visibility and deep endpoint intelligence combined with business-context, and enable security automation through enterprise integration. The Network Security product portfolio of enterprise-class security solutions includes configuration and policy management, file integrity monitoring, vulnerability management and log intelligence.

Network Security products are sold directly to end-use customers.

See Note 5 to the Consolidated Financial Statements for additional information regarding our segments.

Acquisitions

A key part of our business strategy includes acquiring companies to support our growth and product portfolio. Our acquisition strategy is based upon targeting leading companies that offer innovative products and strong brands. We utilize a disciplined approach to acquisitions based on product and market opportunities. When we identify acquisition candidates, we conduct rigorous financial and cultural analyses to make certain that they meet both our strategic plans and our goals for return on invested capital.

We have completed a number of acquisitions in recent years as part of this strategy. Most recently, on January 7, 2016, we acquired M2FX Limited (M2FX), a manufacturer of fiber optic cable and fiber protection solutions for broadband and telecommunications networks. The results of M2FX will be included in our Broadcast segment.

In January 2015, we acquired Tripwire, Inc. (Tripwire), a leading global provider of advanced threat, security, and compliance solutions, creating a new platform, Network Security Solutions. Tripwire’s solutions enable enterprises, service providers, manufacturers, and government agencies to detect, prevent, and respond to growing security threats.

In November 2014, we acquired Coast Wire and Plastic Tech., LLC (Coast), a leading manufacturer of custom wire and cable solutions used in high-end medical device, military and defense, and industrial applications. In June 2014, we acquired ProSoft Technology, Inc. (ProSoft), a leading manufacturer of industrial networking products that translate between disparate automation systems, including the various protocols used by different automation vendors. In March 2014, we acquired Grass Valley USA, LLC and GVBB Holdings S.a.r.l., (collectively, Grass Valley), leading providers of innovative technologies for the broadcast industry, including production switchers, cameras, servers, and editing solutions.

In 2013, we acquired Softel Limited (Softel), a key technology supplier to the media sector with a portfolio of technologies well aligned with broadcast industry trends and growing demand.

For more information regarding these transactions, see Notes 3 and 25 to the Consolidated Financial Statements.

Customers

We sell to distributors, OEMs, installers, and end-users. Sales to the distributor Anixter International Inc. represented approximately 12% of our consolidated revenues in 2015. No other customer accounted for more than 10% of our revenues in 2015.

We have supply agreements with distributors and OEM customers. In general, our customers are not contractually obligated to buy our products exclusively, in minimum amounts, or for a significant period of time. We believe that our relationships with our customers and distributors are good and that they are loyal to Belden products as a result of our reputation, the breadth of our product portfolio, the quality and performance characteristics of our products, and our customer service and technical support, among other reasons.

International Operations

In addition to manufacturing facilities in the United States (U.S.), we have manufacturing and other operating facilities in Brazil, Canada, China, Japan, Mexico, and St. Kitts, as well as in various countries in Europe. During 2015, approximately 45% of Belden’s sales were to customers outside the U.S. Our primary channels to international markets include both distributors and direct sales to end users and OEMs.

Financial information for Belden by country is shown in Note 5 to the Consolidated Financial Statements.

Competition

We face substantial competition in our major markets. The number and size of our competitors vary depending on the product line and segment. Some multinational competitors have greater financial, engineering, manufacturing, and marketing resources than we have. There are also many regional competitors that have more limited product offerings.

The markets in which we operate can be generally categorized as highly competitive with many players. In order to maximize our competitive advantages, we manage our product portfolio to capitalize on secular trends and high-growth applications in those markets. Based on available data for our served markets, we estimate that our market shares range from approximately 5%—20%. A substantial acquisition in one of our served markets would be necessary to meaningfully change our estimated market share percentage

The principal competitive factors in all our product markets are technical features, quality, availability, price, customer support, and distribution coverage. The relative importance of each of these factors varies depending on the customer. Some products are manufactured to meet published industry specifications and are less differentiated on the basis of product characteristics. We believe that Belden stands out in many of its markets on the basis of our reputation, the breadth of our product portfolio, the quality and performance characteristics of our products, our customer service, and our technical support.

Research and Development

We conduct research and development on an ongoing basis, including new and existing product development, testing and analysis, and process and equipment development and testing. See the Consolidated Statements of Operations for amounts incurred for research and development. Many of the markets we serve are characterized by advances in information processing and communications capabilities, including advances driven by the expansion of digital technology, which require increased transmission speeds and greater bandwidth. Our markets are also subject to increasing requirements for mobility, information security, and transmission reliability. We believe that our future success will depend in part upon our ability to enhance existing products and to develop and manufacture new products that meet or anticipate such changes in our served markets.

Our most significant investments in research and development occur in our Broadcast, Network Security, and Industrial IT platforms. The research and development investments for these platforms include a focus on the following developments:

•	In the broadcast market, the trend towards increasingly complex broadcast production, management, and distribution environments continues to evolve. Our end-use customers need to increase efficiency and enhance workflow through systems and infrastructure. Our broadcast products allow content producers, broadcasters, and service providers to manage the increasingly complex broadcast signals throughout their operations.

In order to support the demand for additional bandwidth and to improve service integrity, broadband service providers are investing in their networks to enhance delivery capabilities to customers for the foreseeable future. Additional bandwidth requirements as a result of increased traffic expose weak points in the network, which are often connectivity related, causing broadband service operators to improve and upgrade residential networks with higher performing connectivity products.

•	For network security products, there is a compelling need among global enterprises, service providers and government agencies to detect, prevent and respond to cyber security threats. This is a long-standing need within corporate networks, but we believe the rapid proliferation of new devices in the “internet of things” will cause this need to broaden and accelerate. Additionally, cyber-attacks are moving beyond traditional targets into critical infrastructure, which will further amplify the importance of our work in network security.

Part of our research and development is focused on creating scalable, efficient technologies to provide real-time instrumentation and analytics across entire networks. This includes delivering high-fidelity visibility and deep intelligence about networked systems, their vulnerabilities, and providing actionable information about how to effectively secure them. Additionally, we have highly-skilled and active research teams who analyze current and anticipated threats, and provide offerings to the market to enable customers to quickly detect and resolve cybersecurity threats.

•	In the industrial networking market, there is a growing trend toward adoption of industrial Ethernet technology, bringing to the critical infrastructure the advantages of digital communication and the ability to network devices made by different manufacturers and integrate them with enterprise systems. While the adoption of this technology is at a more advanced stage in certain regions of the world, we believe that the trend will globalize. This trend will also lead to a rising need for wireless systems for some applications and for cybersecurity to protect this critical infrastructure.

Our research and development efforts are also focused on fiber optic technology, which presents a potential substitute for certain of the copper-based products that comprise a portion of our revenues. Fiber optic cables have certain advantages over copper-based cables in applications where large amounts of information must travel significant distances and where high levels of information security are required. While the cost to interface electronic and optical light signals and to terminate and connect optical fiber remains comparatively high, we expect that in future years the cost difference versus traditional copper networks will diminish. We sell fiber optic infrastructure, and many customers specify these products in combination with copper-based infrastructure. The final stage of most networks remains almost exclusively copper-based, and we expect that it will continue to be copper for the foreseeable future. However, if a significant decrease in the cost of fiber optic systems relative to the cost of copper-based systems were to occur, such systems could become superior on a price/performance basis to copper-based systems. Part of our research and development efforts focus on expanding our fiber-optic based product portfolio.

Patents and Trademarks

We have a policy of seeking patents when appropriate on inventions concerning new products, product improvements, and advances in equipment and processes as part of our ongoing research, development, and manufacturing activities. We own many patents and registered trademarks worldwide that are used by our operating segments, with pending applications for numerous others. We consider our patents and trademarks to be valuable assets. Our most prominent trademarks are: Belden®, Alpha Wire™, Mohawk®, West Penn Wire™, Hirschmann®, Lumberg Automation™, SignalTight®, GarrettCom®, Poliron™, Tofino®, PPC®, Grass Valley®, ProSoft Technology®, and Tripwire®.

Raw Materials

The principal raw material used in many of our cable products is copper. Other materials we purchase in large quantities include fluorinated ethylene-propylene (FEP), polyvinyl chloride (PVC), polyethylene, aluminum-clad steel and copper-clad steel conductors, aluminum, brass, other metals, optical fiber, printed circuit boards, and electronic components. With respect to all major raw materials used by us, we generally have either alternative sources of supply or access to alternative materials. Supplies of these materials are generally adequate and are expected to remain so for the foreseeable future.

Over the past three years, the prices of metals, particularly copper, have been highly volatile. The chart below illustrates the high and low spot prices per pound of copper over the last three years.

	2015	2014	2013
Copper spot prices per pound
High	$2.95	$3.43	$3.78
Low	$2.02	$2.54	$3.03

Prices for materials such as PVC and other plastics derived from petrochemical feedstocks have also fluctuated. Since Belden utilizes the first in, first out (FIFO) inventory costing methodology, the impact of copper and other raw material cost changes on our cost of goods sold is delayed by approximately two months based on our inventory turns.

While we generally are able to adjust our pricing for fluctuations in commodity prices, we can experience short-term favorable or unfavorable variances. When the cost of raw materials increases, we are generally able to recover these costs through higher pricing of our finished products. The majority of our products are sold through distribution, and we manage the pricing of these products through published price lists, which we update from time to time, with new prices typically taking effect a few weeks after they are announced. Some OEM customer contracts have provisions for passing through raw material cost changes, generally with a lag of a few weeks to three months.

Backlog

Our business is characterized generally by short-term order and shipment schedules. Our backlog consists of product orders for which we have received a customer purchase order or purchase commitment and which have not yet been shipped. Orders are subject to cancellation or rescheduling by the customer. As of December 31, 2015, our backlog of orders believed to be firm was $184.8 million. The majority of the backlog at December 31, 2015 is scheduled to be shipped in 2016.

Environmental Matters

We are subject to numerous federal, state, provincial, local, and foreign laws and regulations relating to the storage, handling, emission, and discharge of materials into the environment, including the Comprehensive Environmental Response, Compensation, and Liability Act; the Clean Water Act; the Clean Air Act; the Emergency Planning and Community Right-To-Know Act; and the Resource Conservation and Recovery Act.

We believe that our existing environmental control procedures and accrued liabilities are adequate, and we have no current plans for substantial capital expenditures in this area.

Employees

As of December 31, 2015, we had approximately 8,200 employees worldwide. We also utilized approximately 500 workers under contract manufacturing arrangements. Approximately 1,800 employees are covered by collective bargaining agreements at various locations around the world. We believe our relationship with our employees is generally good.

Available Information

We file annual, quarterly, and current reports, proxy statements, and other information with the Securities and Exchange Commission (SEC). These reports, proxy statements, and other information contain additional information about us. You may read and copy these materials at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC also maintains a web site that contains reports, proxy and information statements, and other information about issuers who file electronically with the SEC. The Internet address of the site is www.sec.gov.

Belden maintains an Internet web site at www.belden.com where our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements, and all amendments to those reports and statements are available without charge, as soon as reasonably practicable following the time they are filed with or furnished to the SEC.

We will provide upon written request and without charge a printed copy of our Annual Report on Form 10-K. To obtain such a copy, please write to the Corporate Secretary, Belden Inc., 1 North Brentwood Boulevard, 15th Floor, St. Louis, MO 63105.

Executive Officers

The following table sets forth certain information with respect to the persons who were Belden executive officers as of February 25, 2016. All executive officers are elected to terms that expire at the organizational meeting of the Board of Directors following the Annual Meeting of Shareholders.

Name	Age	Position
John Stroup	49	President, Chief Executive Officer and Director
Brian Anderson	41	Senior Vice President, Legal, General Counsel and Corporate Secretary
Henk Derksen	47	Senior Vice President, Finance, and Chief Financial Officer
Christoph Gusenleitner	51	Executive Vice President, Industrial Connectivity Solutions
Dean McKenna	47	Senior Vice President, Human Resources
Glenn Pennycook	53	Executive Vice President, Enterprise Connectivity Solutions
Ross Rosenberg	46	Senior Vice President, Strategy and Corporate Development
Dhrupad Trivedi	49	Executive Vice President, Industrial IT Solutions
Roel Vestjens	41	Executive Vice President, Broadcast Solutions

Name	Age	Position
Doug Zink	40	Vice President and Chief Accounting Officer

John Stroup has been President, Chief Executive Officer and a member of the Board since October 2005. From 2000 to the date of his appointment with the Company, he was employed by Danaher Corporation, a manufacturer of professional instrumentation, industrial technologies, and tools and components. At Danaher, he initially served as Vice President, Business Development. He was promoted to President of a division of Danaher’s Motion Group and later to Group Executive of the Motion Group. Earlier, he was Vice President of Marketing and General Manager with Scientific Technologies Inc. He has a B.S. in Mechanical Engineering from Northwestern University and an M.B.A. from the University of California at Berkeley Haas School of Business.

Brian Anderson was appointed Senior Vice President, Legal, General Counsel and Corporate Secretary in April 2015. Prior to that, he served as Corporate Attorney for the Company from May 2008 through March 2015. Prior to joining Belden, Mr. Anderson was in private practice at the law firm Lewis Rice. Mr. Anderson has a B.S.B. in Accounting and an M.B.A. from Eastern Illinois University and holds a J.D. from Washington University in St. Louis.

Henk Derksen has been Senior Vice President, Finance, and Chief Financial Officer since January 2012. Prior to that, he served as Vice President, Corporate Finance from July 2011 to December 2011 and Treasurer and Vice President, Financial Planning and Analysis of the Company from January 2010 to July 2011. In August of 2003, he became Vice President, Finance for the Company’s EMEA division, after joining the Company at the end of 2000. Prior to joining the Company, he was Vice President and Controller of Plukon Poultry, a food processing company from 1998 to 2000, and has 5 years’ experience in public accounting with Price Waterhouse and Baker Tilly. Mr. Derksen has a M.A. in Accounting from the University of Arnhem in the Netherlands and holds a doctoral degree in Business Economics in addition to an Executive Master of Finance & Control from Tias Business School in the Netherlands.

Christoph Gusenleitner has been Executive Vice President, Industrial Connectivity Solutions since April 2013. Prior to that, he served as Executive Vice President, EMEA Operations and Global Connectivity Products since joining Belden in April 2010. Prior to joining the Company, he was a partner at Bain & Company in its industrial goods and services practice in Munich. Prior to that, he was General Manager of KaVo Dental GmbH and Kaltenbach & Voigt GmbH in Biberach, Germany. KaVo is an affiliate of Danaher Corporation. During his four-year tenure at KaVo, Mr. Gusenleitner led the strategic planning process for the global Danaher Dental Equipment platform and led three business units and 18 sales subsidiaries in EMEA. He has a degree in electrical engineering from the University of Technology in Vienna, Austria and a Master of Science in Industrial Automation from Carnegie Mellon University.

Dean McKenna was appointed Senior Vice President, Human Resources in May 2015. Prior to joining Belden, he was Vice President of Human Resources for the international business of SC Johnson. Prior to SC Johnson, he worked in various senior international human resource, organizational development and talent positions at Ingredion, Akzo Nobel and ICI Group PLC. He received his degree in Strategic Human Resource Management at the Nottingham Business School in the United Kingdom.

Glenn Pennycook has been Executive Vice President, Enterprise Connectivity Solutions since May 2013. Prior to that, he was President of the Enterprise Solutions Division, after joining Belden in November 2008. Prior to joining the Company, he spent 5 years with Pregis Corporation as Director of Operations for Protective Packaging Europe, and was promoted to Managing Director for Western Europe in 2005. He has a degree in Chemical Engineering from McMaster University, Hamilton Ontario, Canada.

Ross Rosenberg has been Senior Vice President of Strategy & Corporate Development at the Company in February 2013, and became an executive officer in May 2014. Prior to joining the Company, he led corporate development and global marketing at First Solar, the world’s largest provider of utility-scale solar power plant solutions. Prior to First Solar, Mr. Rosenberg ran a division of Danaher, a large diversified industrial technology company. At Danaher, he held several executive management roles, as well as vice president, marketing for a division and group vice president, strategy and business development. Mr. Rosenberg holds a B.S. in Accounting from University of Illinois, an M.B.A. from The Wharton School at the University of Pennsylvania and is a Certified Public Accountant.

Dhrupad Trivedi has been Executive Vice President, Industrial IT Solutions since April 2013. Prior to that, he was responsible for the Corporate Development and Strategy function since joining Belden in January 2010. Earlier, he was President, Trapeze Networks. Prior to joining the Company, he was responsible for General Management and Corporate Development roles at JDS Uniphase. He has 18 years of experience in the Networking and Communications industry. Dhrupad has an MBA from Duke University and a Ph.D. in Electrical Engineering from University of Massachusetts, Amherst.

Roel Vestjens has been Executive Vice President, Broadcast Solutions since March 2014. Mr. Vestjens joined Belden in 2006 as Director of Marketing for the EMEA region. In April 2008, Mr. Vestjens was promoted to Director of Sales and Marketing for the Industrial Connectivity Solutions business, and in January 2009, he was appointed General Manager of Belden’s Wire and Cable Systems business in EMEA. Mr. Vestjens relocated to Asia in November 2010, and became President of the APAC OEM business, followed by President of all APAC Operations in May 2012. Mr. Vestjens joined Belden from Royal Philips Electronics where he held various European sales and marketing positions. Mr. Vestjens holds a bachelor degree in Electrical Engineering and a Master of Science and Management degree from Nyenrode Business University in the Netherlands.

Doug Zink has been Vice President and Chief Accounting Officer since September 2013. Prior to that, he has served as the Company’s Vice President, Internal Audit; Corporate Controller; and Director of Financial Reporting, after joining Belden in May 2007. Prior to joining the Company, he was a Financial Reporting Manager at TLC Vision Corporation, an eye care service company, from 2004 to 2007, and has five years of experience in public accounting with KPMG LLP and Arthur Andersen LLP. He holds Bachelor’s and Master’s Degrees in Accounting from Texas Christian University and is a Certified Public Accountant.

Cautionary Information Regarding Forward-Looking Statements

We make forward-looking statements in this Annual Report on Form 10-K, in other materials we file with the SEC or otherwise release to the public, and on our website. In addition, our senior management might make forward-looking statements orally to investors, analysts, the media, and others. Statements concerning our future operations, prospects, strategies, financial condition, future economic performance (including growth and earnings) and demand for our products and services, and other statements of our plans, beliefs, or expectations, including the statements contained in Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” that are not historical facts, are forward-looking statements. In some cases these statements are identifiable through the use of words such as “anticipate,” “believe,” “estimate,” “forecast,” “guide,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would,” and similar expressions. The forward-looking statements we make are not guarantees of future performance and are subject to various assumptions, risks, and other factors that could cause actual results to differ materially from those suggested by these forward-looking statements. These factors include, among others, those set forth in the following section and in the other documents that we file with the SEC.

We expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.